UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 27, 2005

Sunterra Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-13815	95-4582157
(Commission File Number)	(IRS Employer Identification No.)

3865 W. Cheyenne Ave. North Las Vegas, NV	89032
(Address of Principal Executive Offices)	(Zip Code)

(702) 804-8600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On June 27, 2005, Sunterra Corporation announced the appointment of David Lucas as Executive Vice President and Chief Marketing Officer. Mr. Lucas will be responsible for Sunterra’s North American sales, marketing and development operations, owner development, and strategic marketing initiatives.

The employment agreement dated May 24, 2005, between Sunterra Corporation and Mr. Lucas, provides for an annual salary of $350,000, and eligibility for a annual bonus in an amount up to 100% of the base salary per year for each calendar year during the employment term. He also will be eligible to receive a pro-rata bonus in an amount up to $87,500 for the period between his commencement date and September 30, 2005 plus an additional $50,000, of which both pro-rata bonus and the $50,000 additional bonus are guaranteed. Mr. Lucas’ agreement will commence on June 27, 2005 and may be terminated by Sunterra or Mr. Lucas at any time.

In addition, subject to final ratification of the restricted stock grants by the Company’s Board of Directors, Mr. Lucas will be granted a minimum of 20,000 shares of restricted stock pursuant to the Sunterra Corporation 2005 Incentive Plan. The restricted stock will be subject to a four-year vesting under which Mr. Lucas will receive 25% on the date of the grant and will vest 25% each year on the first, second and third anniversaries of the date of grant. The Company will also pay or reimburse certain relocation and temporary housing expenses, as defined in the agreement.

Pursuant to the agreement, we will pay or reimburse Mr. Lucas’ reasonable temporary housing costs, travel costs and other costs incurred in connection with his relocation to near our principal office in Las Vegas, including interim living expenses. We will also pay him additional sums as will be necessary so that Mr. Lucas receives, on an after tax basis, the economic equivalent of such reimbursement.

The employment agreement also permits Mr. Lucas to participate in the health, insurance, retirement and other benefits provided to our senior executive on terms no less favorable than those available to senior executives.

Upon the termination of the employment of Mr. Lucas by us “without cause,” or upon the termination of employment by Mr. Lucas for “good reason” (each as defined in the employment agreement), we will generally be obligated to continue to pay him any unpaid salary, bonus or unreimbursed expenses through the date of termination and payment of his salary for 12 months after the date of the termination of his employment (but only for 6 months if such termination occurs prior to the first anniversary of the commencement of his employment).

We are filing the employment agreement as an exhibit to this report, and it is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

10.1	Employment agreement between Sunterra Corporation and David Lucas dated May 24, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2005
SUNTERRA CORPORATION

	By:	/s/ Steven E. West
Steven E. West
Senior Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment agreement between Sunterra Corporation and David Lucas dated May 24, 2005.

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